Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-143367) pertaining to the Stock Incentive Plan for Employees (2007) of Toll Brothers, Inc., as amended,
2.Registration Statement (Form S-8 No. 333-144230) pertaining to the Stock Incentive Plan for Non-Employee Directors (2007) of Toll Brothers, Inc., as amended,
3.Registration Statement (Form S-4 No. 333-179380) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., and the additional registrants named therein and in the related Prospectus,
4.Registration Statement (Form S-8 No. 333-194533) pertaining to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2014),
5.Registration Statement (Form S-8 No. 333-211918) pertaining to the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016),
6.Registration Statement (Form S-8 No. 333-217628) pertaining to the Toll Brothers, Inc. Employee Stock Purchase Plan (2017),
7.Registration Statement (Form S-3 No. 333-222996) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., and the additional registrants named therein, and in the related Prospectus; and
8.Registration Statement (Form S-8 No. 333-232005) pertaining to the Toll Brothers, Inc. 2019 Omnibus Incentive Plan,

of our reports dated December 22, 2020, with respect to the consolidated financial statements of Toll Brothers, Inc. and the effectiveness of internal control over financial reporting of Toll Brothers, Inc., included in this Annual Report (Form 10-K) of Toll Brothers, Inc. for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 22, 2020